Exhibit 99(c)(20)

CONFIDENTIAL   4 AUGUST 2008

MATERIALS FOR DISCUSSION

Project Sail

PROJECT SAIL

Disclaimer

The information herein has been prepared by Lazard based upon information supplied by Traveler Group, Inc. (“Traveler” or the Company) and Channel Holdings, Ltd. (“Channel”) or publicly available information and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company and Channel with respect to the anticipated future performance of the Company and Channel. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, Channel or any other entity, or concerning solvency or fair value of the Company, Channel or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and Channel to the future financial performance of the Company or Channel. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of the Board of Directors of Traveler (the “Special Committee”), and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

IRS Circular 230 Disclosure: This memorandum was not intended or written to be used and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax law.

PROJECT SAIL

Table of Contents

I	TRANSACTION OVERVIEW		1

II	TRAVELER OVERVIEW		6

III	TRAVELER MANAGEMENT PROJECTIONS		12

IV	TRAVELER VALUATION ANALYSES		14

V	CHANNEL OVERVIEW		19

VI	CHANNEL MANAGEMENT PROJECTIONS		26

VII	ANALYSIS OF TRANSACTION		27

VIII	PRO FORMA FINANCIAL ANALYSIS		38

Appendix			40
	A	Premiums Paid Analysis	40
	B	P&C Sector Environment	46
	C	Warrant Valuation	50
	D	Historical and Projected Financial Information	51

PROJECT SAIL

I          Transaction Overview

PROJECT SAIL	I TRANSACTION OVERVIEW

Summary of Transaction Terms

TRANSACTION	• Merger/amalgamation between a subsidiary of Traveler and Channel

• Shares of Channel to be exchanged for shares of Traveler based on an exchange ratio of 0.4700x

• Value of $12.72 based on 8/1/08 Traveler closing share price of $23.18

CONSIDERATION

•     Cash distribution to Channel shareholders of $1.83, or approximately $66 million in aggregate to non- Traveler shareholders in Channel, funded from cash on hand at Channel holding company simultaneously with consummation of the transaction

• Channel shares (2,550,000/c. 6.5% diluted interest) and warrants owned (1,127,000/c. 2.9% diluted interest) by Traveler to be cancelled

• Fixed exchange ratio collar from $20.00 to $26.00 Traveler share price at 0.4700x

• Variable exchange ratio above $26.00 and between $17.50 and $20.00

COLLAR	• Fixed exchange ratio of 0.5371x if below $17.50

• Channel walkaway right and Traveler “top-up” right if below $17.50

• Taxable to Channel shareholders, including Traveler

TAX	• 338(g) election for Channel’s Bermuda subsidiaries

TREATMENT

•     Following the closing, Channel’s Bermuda subsidiaries will be controlled foreign corporations and most of their income will therefore be deemed distributed to Traveler for U.S. tax purposes and be subject to U.S. taxation

PROJECT SAIL	I TRANSACTION OVERVIEW

Summary of Transaction Terms (cont’d)

PRO FORMA OWNERSHIP (WITHIN COLLAR)	• 58% Traveler/42% Channel ownership

• Independent directors of Channel to become members of Traveler’s board of directors

GOVERNANCE	• 7 independent directors (4 from Traveler/3 from Channel)
PROVISIONS
• 2 inside directors (Traveler CEO and CFO)

• Break-up fee of $15 million, or approximately 3% of the implied equity value of the transaction at signing, plus expenses ($10 million cap)

DEAL	• Mutual no-shop provision; mutual fiduciary out
PROTECTION
• Traveler to agree to vote its shares in favor of transaction unless Traveler special committee or board changes recommendation

• Other customary deal protections for mergers of public companies

• Shareholder approval for both Traveler and Channel

• Traveler: majority of shares outstanding to amend charter for share issuance. Majority of vote to approve share issuance (NASDAQ) and adopt merger agreement

CLOSING CONDITIONS/ TIMING	• Channel: 75% of shareholders; Channel is proposing to amend its by-laws to permit majority shareholder approval of transaction

• CEO shares to be voted by proxy of each of Traveler and Channel

• Customary regulatory approvals (e.g., HSR, insurance regulatory)

• Other customary closing conditions for mergers of public companies (e.g., bring-down of representations, warranties and covenants)

• Q4 2008 closing

PROJECT SAIL	I TRANSACTION OVERVIEW

Collar Sensitivity Analysis

Assumes 0.4700x exchange ratio, cap of $26.00, floor of $20.00 (midpoint of $23.00), variable exchange ratio above $26.00 and between $17.50 and $20.00, and fixed exchange ratio of 0.5371x below $17.50. Channel shareholders would also receive a $1.83 per share cash distribution simultaneously with consummation of the transaction

Traveler	Exchange	Consideration
Share Price	Ratio	Stock	Cash	Total
Cap
$ 26.00	0.4700x	$12.22	$1.83	$14.05
25.50	0.4700	11.99	1.83	13.82
25.00	0.4700	11.75	1.83	13.58
24.50	0.4700	11.52	1.83	13.35
24.00	0.4700	11.28	1.83	13.11
23.50	0.4700	11.05	1.83	12.88
23.00	0.4700	10.81	1.83	12.64
22.50	0.4700	10.58	1.83	12.41
22.00	0.4700	10.34	1.83	12.17
21.50	0.4700	10.11	1.83	11.94
21.00	0.4700	9.87	1.83	11.70
20.50	0.4700	9.64	1.83	11.47
Floor
20.00	0.4700	9.40	1.83	11.23
19.50	0.4821	9.40	1.83	11.23
19.00	0.4947	9.40	1.83	11.23
18.50	0.5081	9.40	1.83	11.23
18.00	0.5222	9.40	1.83	11.23
17.50	0.5371	9.40	1.83	11.23
2nd Floor
17.00	0.5371	9.13	1.83	10.96
16.50	0.5371	8.86	1.83	10.69
16.00	0.5371	8.59	1.83	10.42
15.50	0.5371	8.33	1.83	10.16
15.00	0.5371	8.06	1.83	9.89
14.50	0.5371	7.79	1.83	9.62
14.00	0.5371	7.52	1.83	9.35

Note: Excludes estimated value of Channel warrants owned by Traveler to be cancelled.

PROJECT SAIL	I TRANSACTION OVERVIEW

Illustrative Impact of Collar at Various Assumed Traveler Share Prices

Note:  Excludes estimated value of Channel warrants owned by Traveler to be cancelled. Based on Traveler diluted share count of approximately 23.6 million and Channel diluted share count (excluding Traveler ownership) of approximately 35.9 million.

PROJECT SAIL	I TRANSACTION OVERVIEW

Strategic Rationale

•                             Increased financial flexibility

•                            Reduces Traveler reliance on third-party capital

•                            Provides additional capital to support growth

•                            Facilitates creation of additional underwriting capacity through use of reinsurance

•                            Provides opportunity to reallocate Channel capital towards higher return and growth areas (e.g., primary insurance business)

•                             Opportunity to drive improved pro forma financial results

•                            Modest accretion expected to earnings per share in the second year (2010), and the opportunity to redeploy Channel capital to make acquisitions to support growth, grow more profitable lines of business or repurchase stock, may create additional accretion

•                            Significant accretion expected to book value per share

•                            Opportunities to reduce costs from combined business

•                             Expansion and diversification of revenues and distribution channels

•                            Creates multi-channel distribution through MGA’s, brokers and wholesalers

•                            Adds risk sharing and reinsurance from small companies

•                             Improved corporate governance

•                            Removes potential conflicts of interest

•                            CEO can focus on running a single, combined company

•                            Management talent pooled

•                             Other

•                            Increased market capitalization provides strategic flexibility in a consolidating environment

•                            Increased liquidity for stock

PROJECT SAIL

II                           Traveler Overview

PROJECT SAIL	II TRAVELER OVERVIEW

Strategic Assessment

POSITIVES

•                             Strong regional franchise

•                            Solid market position in New York with broad product offerings

•                            Strong distribution through retail and wholesale channels

•                            Historically high customer retention

•                            Focus on profitable markets and lines

•                             Successful geographic expansion into nearby Northeastern states

•                             Increasing geographic diversification through expansion into new states/markets

•                             Focus on low hazard risks

•                             Attractive underwriting results

•                             Increased financial flexibility due to Channel relationship

•                            Efficient capital management to enhance ROE

CHALLENGES

•                             Significant reliance on external financing/capital

•                            Reinsurance concentration due to quota share agreement with Channel

•                             Softening rate environment and competitive pressures may eventually lead to an erosion of profitability

•                             Historical reliance on acquisitions for growth

•                             Limited ability to raise new hybrid securities while maintaining current rating

•                             Geographic concentration

•                            Exposed to catastrophic losses due to concentrated business in down-state New York

•                            Risk of losses due to terrorism, although mitigated by reinsurance and TRIA

•                             Managing ongoing business/ operational relationship with Channel

•                            Increased correlation risk, operational risk and credit risk due to arrangements with Channel

•                             Ability to expand into new geographies

•                            May lead to less attractive underwriting results relative to current book of business

•                            Additional expenses associated with expansion; time required to achieve scale

PROJECT SAIL	II TRAVELER OVERVIEW

Public Market Trading Summary

($ in millions, except per share amounts)

1-YEAR PRICE/VOLUME HISTORY

1-YEAR INDEXED TOTAL RETURN HISTORY

SUMMARY FINANCIAL INFORMATION AND TRADING STATISTICS (LTM ENDED 3/31/08)

LTM Operating Revenues (b)	$453.9
LTM Net Operating Income (b)	58.5
Adjusted Shareholders’ Equity (c)	332.0
Debt	101.0

2008E EPS (d)	$2.95
2009E EPS (d)	3.40
Indicated Annual Dividend	0.20
Long-Term Growth Rate	22.5%
2008E ROE (d)	20.3%
Debt/Total Capital	24.3%

Share Price (08/01/08)	$23.18
Diluted Shares Outstanding (mm)	23.5
FD Market Equity Value	$545.2

Price/2008E EPS (d)	7.9	x
Price/2009E EPS (d)	6.8
Price/Book Value	1.72	x
Price/Adjusted Book Value (c)	1.63

Ind. Dividend Yield/’08E Payout	0.9/6.8%
52-Week Low (07/21/08)/High (12/25/07)	$18.68/$35.50

Source: FactSet (8/1/08) and company filings.

(a)                     Includes AmTrust, Markel, Navigators, RLI and W.R. Berkley.

(b)                    Excludes net realized gains (losses) and other extraordinary items.

(c)                     Excludes accumulated other comprehensive income (AOCI).

(d)                    IBES median consensus.

PROJECT SAIL	II TRAVELER OVERVIEW

Historical Trading Valuation: 3-Year NTM Price/Earnings

Source: FactSet (8/1/08).

(a)       Includes AmTrust, Markel, Navigators, RLI and W.R. Berkley.

PROJECT SAIL	II TRAVELER OVERVIEW

Historical Trading Valuation: 3-Year Price/Reported Book Value

Source: FactSet (8/1/08).

(a)       Includes AmTrust, Markel, Navigators, RLI and W.R. Berkley.

PROJECT SAIL	II TRAVELER OVERVIEW

Summary of Analyst Estimates and Recommendations

RECOMMENDATION SUMMARY

•                  Analyst coverage is limited

•                  No large capital markets banks cover the stock

•                  Median price target at $35.00 per share

•                  Most recent (July) published price targets were $25.00 per share

RECOMMENDATION SUMMARY

PRICE TARGETS & EARNINGS ESTIMATES

		Price	Estimated EPS
Firm Name	Rating	Target	2008E		2009E		Date

KeyBanc	Buy	$25.00	$2.95		$3.40		7/21/08
Keefe, Bruyette & Woods	Hold	25.00	2.80		3.05		7/9/08
Piper Jaffray	Buy	46.00	2.95		3.55		5/12/08
Fox-Pitt Kelton	Buy	30.00	2.95		3.25		5/6/08
Friedman, Billings, Ramsey	Buy	40.00	3.00		3.70		5/6/08
Sidoti & Company	Buy	40.00	2.90	(a)	3.34	(a)	5/6/08

	High	$46.00	$3.00		$3.70
Consensus	Mean	34.33	2.93		3.39
Statistics	Median	35.00	2.95		3.40
	Low	25.00	2.80		3.05

Buy	83%
Hold	17%
Sell	0%

Current Price:	$23.18
% Difference vs. Median:	(34)%

CONSENSUS RATING TREND

Source: FactSet (8/1/08), Bloomberg and equity research.

(a)       Excluded from IBES consensus. Contributor update pending.

PROJECT SAIL	II TRAVELER OVERVIEW

Shareholder Ownership Summary

TOP SHAREHOLDERS

INSIDERS

Rank	Holder Name	Position	% O/S
1	Lee Michael H	2,825,066	12.1%
2	Colalucci Francis M	32,785	0.1
3	Maier Gary S	27,150	0.1
4	Bryan Charles A	11,673	0.1
5	Kibblehouse Stephen L	10,561	0.0
6	Young Austin P III	9,673	0.0
7	Haveron Patrick J	9,081	0.0
8	Schuster Steven W	8,673	0.0
9	Pechmann Christian K	8,570	0.0
10	Ranegar Laurie	8,257	0.0

	Top 10 Insiders	2,951,489	12.7%
	Total Insiders	2,959,771	12.7%

INSTITUTIONS

Rank	Holder Name	Position	% O/S
1	NWQ Investment Mgmt.	1,411,376	6.1%
2	Wasatch Advisors, Inc.	1,376,752	5.9
3	Friess Associates LLC	1,183,580	5.1
4	Barclays Global Investors	1,071,392	4.6
5	King Investment Advisors, Inc.	1,008,399	4.3
6	Wells Capital Management, Inc.	902,365	3.9
7	Lord Abbett & Co. LLC	865,710	3.7
8	Westfield Capital Management	752,050	3.2
9	Parnassus Investments	672,000	2.9
10	Vanguard Group, Inc.	639,983	2.7

	Top 10 Institutions	9,883,607	42.4%
	Total Institutions	21,459,547	92.1%

	Implied Retail	—	—
	Total	23,300,000	100.0%

BREAKDOWN OF CURRENT OWNERSHIP

INSTITUTIONAL INVESTMENT SYTLE

Source: FactSet (8/1/08).

PROJECT SAIL

III Traveler Management Projections

PROJECT SAIL	III TRAVELER MANAGEMENT PROJECTIONS

Comparison of Management Projections and IBES Consensus

($ in millions, except per share amounts)

			Mgmt.
	IBES	Mgmt.	vs. IBES
2008E
Net Income	$69.0	$67.7	$(1.2)
% Change			(1.8)%
EPS	2.95	2.91	(0.04)
% Change			(1.2)%
2009E
Net Income	$80.6	$76.0	$(4.6)
% Change			(5.7)%
EPS	3.40	3.26	(0.14)
% Change			(4.2)%
2010E
Net Income	—	$81.0	—
% Change
EPS	—	3.47	—
% Change

‘08E - ‘09E EPS Growth	15.3%	11.7%
‘09E - ‘10E EPS Growth	—	6.7%

Source: FactSet (8/1/08) and management projections.

PROJECT SAIL	III TRAVELER MANAGEMENT PROJECTIONS

Selected Management Commentary Regarding Growth

Management has indicated that Traveler’s growth rates are observed to be under pressure in several instances, and not inconsistent with overall sector trends

•                             Retention rates are declining

•                             Premium increases flat on renewals

•                             Increasingly difficult balance between underwriting discipline and growth

•                             Contributions to growth of acquisitions in 2007 expected to decline in 2009

PREMIUM GROWTH DUE TO PRICING(a)

Source: Management.

(a)       Reflects changes in written premiums for renewals, including rate, coverage and exposure changes.

PROJECT SAIL

IV Traveler Valuation Analyses

PROJECT SAIL	IV TRAVELER VALUATION ANALYSES

Analytical Approach

•                             Preliminary valuation analyses based upon

•                            Publicly available information

•                            Certain information provided by Traveler management, including financial projections

•                            Discussions with Traveler management

•                             The following analyses have been performed

•                            Comparable public company trading analysis

•                            Dividend discount analysis

PROJECT SAIL	IV TRAVELER VALUATION ANALYSES

Summary Valuation – Traveler Standalone

Source: FactSet (8/1/08), management and company filings.

PROJECT SAIL	IV TRAVELER VALUATION ANALYSES

Summary Valuation Analysis

		Observed Range					Selected Range/ Discount Rate					Implied Value Range
	Traveler	Low			High		Low			High		Low		High
I. Comparable Public Companies – IBES
2008E EPS	$2.95	7.2	x	—	13.7	x	7.5	x	—	9.5	x	$22.13	—	$28.03
2009E EPS	3.40	6.8		—	14.2		7.0		—	9.5		23.80	—	32.30
6/30/08E Reported BVPS	13.82	1.18	x	—	2.03	x	1.40	x	—	2.00	x	19.34	—	27.63
6/30/08E Adjusted BVPS (a)	14.66	1.17		—	1.82		1.60		—	1.80		23.46	—	26.39
Implied Valuation Range												$22.00	—	$28.50
II. Comparable Public Companies – Management
2008E EPS	$2.91	7.2	x	—	13.7	x	7.5	x	—	9.5	x	$21.86	—	$27.69
2009E EPS	3.26	6.8		—	14.2		7.0		—	9.5		22.80	—	30.94
6/30/08E Reported BVPS	13.82	1.18	x	—	2.03	x	1.40	x	—	2.00	x	19.34	—	27.63
6/30/08E Adjusted BVPS (a)	14.66	1.17		—	1.82		1.60		—	1.80		23.46	—	26.39
Implied Valuation Range												$21.00	—	$28.50
III. Dividend Discount Analysis (5-Year)
LTM P/E Exit Multiple							9.5	x	—	11.5	x	—	—	—
Discount Rate							10.0%		—	12.0%		—	—	—
Implied Valuation Range												$24.82	—	$31.64
Memo:
52-Week Low/High												$18.68	—	$35.50
Analyst Price Target Low/High												25.00	—	46.00
Current Share Price													23.18

Source: FactSet (8/1/08) and management projections.

(a)                     Excludes accumulated other comprehensive income (AOCI).

PROJECT SAIL	IV TRAVELER VALUATION ANALYSES

Comparable Specialty P&C Public Company Trading Analysis

($ in millions, except per share data)

			Summary Statistics				Selected Comparable Public Companies
	Traveler		Mean		Median		AmTrust		Markel		Navigators		RLI		W.R. Berkley
Market Data:
Ticker	TWGP						AFSI		MKL		NAVG		RLI		WRB
Current Share Price	$23.18						$14.01		$370.46		$47.52		$54.36		$23.62
% of 52W High	65%		77%		74%		81%		68%		72%		89%		74%
% of 52W Low	124%		115%		117%		127%		117%		105%		122%		107%
FD Market Capitalization	$545						$855		$3,689		$791		$1,178		$4,024

Price as a Multiple of:
EPS:
2008E (a)	7.9	x	9.9	x	8.6	x	8.2	x	13.7	x	8.6	x	11.8	x	7.2	x
2009E (a)	6.8		9.9		8.7		6.9		14.2		8.7		13.1		6.8
Book Value (MRQ) (b):
Reported (c)	1.72	x	1.47	x	1.41	x	2.03	x	1.41	x	1.18	x	1.57	x	1.18	x
Adjusted (d)	1.63		1.49		1.59		1.82		1.59		1.17		1.68		1.19

Selected Ratios:
Long-Term Growth Rate (a)	22.5%		12.1%		12.0%		12.0%		12.0%		11.0%		13.0%		12.5%
‘08E - ‘09E EPS Growth	15.3%		2.1%		(0.9)%		20.0%		(3.5)%		(0.9)%		(9.8)%		4.5%
2008E PEG Ratio	0.35	x	0.82	x	0.79	x	0.69	x	1.14	x	0.79	x	0.91	x	0.57	x
2008E ROE (a)	20.3%		15.5%		13.6%		24.2%		10.1%		13.6%		13.3%		16.3%
2009E ROE (a)	19.3		14.0%		12.0%		23.4%		8.9%		12.0%		11.3%		14.7%
Indicated Dividend Yield	0.9%		1.3%		1.1%		1.1%		—%		—%		1.8%		0.8%
Debt/Total Capital	24.3%		22.0%		20.7%		31.4%		20.7%		15.5%		14.5%		28.0%
2007 NPW/PHS	1.0	x	0.9	x	0.9	x	0.9	x	1.1	x	0.8	x	0.7	x	1.2	x
2007 GAAP Combined Ratio	83.7%		83.6%		87.5%		83.2%		88.0%		87.5%		71.4%		88.1%

Ratings (A.M. Best/S&P/Moody’s)	A-/—/—						A-/—/—		A/BBB-/A3		A/A/A3		A+/A+/A2		A+/A+/A2

Source: FactSet (8/1/08) and company filings.

Note: Summary statistics exclude Traveler.

(a)       IBES median consensus.

(b)       Most recent quarter.

(c)       Based on common shareholders’ equity.

(d)       Excludes accumulated other comprehensive income (AOCI).

PROJECT SAIL	IV TRAVELER VALUATION ANALYSES

Dividend Discount Analysis
($ in millions; except per share amounts)

Based on Management Business Plan (’08E –’12E)

•                  Assumes full achievement of management plan

•                  Subject to statutory dividend limitations

•                  Subject to 2.15x GPW/Surplus ratio

•                  Levered cash flows

•                  Assumes ongoing reinsurance arrangements with Channel

PROJECTED

	For the Fiscal Year Ended December 31,					08 – ‘12
	2008E (a)	2009E	2010E	2011E	2012E	CAGR
Total Free Cash Flows (excl. Terminal Value)	$1.7	$27.3	$28.7	$32.0	$26.7	99.0%
Terminal Value (LTM P/E Exit Multiple)					923.6
Total Cash Flows (incl. Terminal Value)	$1.7	$27.3	$28.7	$32.0	$950.3

DISCOUNTED CASH FLOWS

MANAGEMENT PLAN

	Equity Value			Equity Value per Share
Discount	P/E Exit Multiple			P/E Exit Multiple
Rate	9.5x	10.5x	11.5x	9.5x	10.5x	11.5x
10.0%	$632.0	$689.2	$746.4	$26.80	$29.22	$31.64
11.0%	608.0	662.9	717.9	25.79	28.11	30.43
12.0%	585.1	637.9	690.6	24.82	27.05	29.28

Source: Company information and management projections.

Note: Cash flows discounted to 6/30/08. Based on management business plan leverage (GPW/PHS).

(a)                     Represents 2H cash flows only.

PROJECT SAIL

V                          Channel Overview

PROJECT SAIL	V CHANNEL OVERVIEW

Business Overview

CEO: Michael Lee Employees: 23 FTE Market Cap: $346mm A.M. Best Rating: A-

CHANNEL

	Reinsurance		Insurance		Insurance Services

	• Primarily provides quota share reinsurance		• Provides risk sharing solutions		• Provides unbundled insurance services to P&C companies
DESCRIPTION	• Writes a limited amount of XOL		• Allows companies to access “A” paper • An alternative to		• Obtains services at Tower’s cost and shares in 50% of profit or loss reinsurance

	Reinsurance Solutions		Insurance Solutions		Unbundled Insurance Services

PRODUCTS/ SERVICES	• Quota share • Property and casualty per risk excess of loss • Property catastrophe excess of loss • Aggregate excess of loss • Property surplus share		• Risk Sharing • Appointment of insurance companies as program underwriting manager • Program business		• Claims handling and administration • Policy administration • Insurance technology

INSURANCE LINES	• Commercial package • Fire and allied lines	• Commercial general liability • Workers’ compensation		• Homeowners and personal dwellings • Professional liability		• Commercial and personal inland marine • Commercial and personal automobile

TARGET CLIENTS	•Small insurance companies		• Program/underwriting managers • Small insurance companies		• Small insurance companies • Program/underwriting managers • Captives

KEY FINANCIAL DATA (2007)	NPW:	$284.8mm	NPW:	$91.4mm	Revenue:	$7.5mm
	Combined Ratio:	87.5%	Combined Ratio:	105.8%	Combined Ratio:	NA
	Segment Profit(a):	$28.7mm	Segment Profit(a):	($1.1mm)	Segment Profit(a):	($5.5mm)

Source: Management and company filings.

(a)                     Does not reflect investment income, corporate overhead or taxes.

PROJECT SAIL	V CHANNEL OVERVIEW

Strategic Assessment

POSITIVES

• Benefits from significant volume of profitable business originated by Traveler

• Unique reinsurance model focused on low severity high frequency risks

• Quota share arrangements, with sliding commission scale, mitigates loss ratio volatility

• Increasing third-party business

• Focus on providing underwriting capacity and risk sharing solutions to smaller insurance companies/MGAs

• Bermuda domicile

CHALLENGES

• Uncertainty regarding continuation of Traveler relationship

• Limited, although growing, third-party business franchise today

• Soft reinsurance market

• Reliance on Traveler to service program business

• Limited operating history and seasoning as public company

• Trading below book value impacts ability to execute on business plan (e.g., strategic investments, access to new capital to support growth)

PROJECT SAIL	V CHANNEL OVERVIEW

Public Market Trading Summary

($ in millions, except per share amounts)

1-YEAR PRICE/VOLUME HISTORY

1-YEAR INDEXED TOTAL RETURN HISTORY

SUMMARY FINANCIAL INFORMATION AND TRADING STATISTICS (LTM ENDED 3/31/08)

LTM Operating Revenues (b)	$344.9
LTM Net Operating Income (b)	42.8
Shareholders’ Equity	419.8
Adjusted Shareholders’ Equity (c)	431.9
Debt	134.0

2008E EPS (d)	$1.75
2009E EPS (d)	2.20
Indicated Annual Dividend	0.20
Long-Term Growth Rate	13.5%
2008E ROE (d)	15.2%
Debt/Total Capital	24.2%

Share Price (08/01/08)	$8.97
Diluted Shares Outstanding (mm)	38.5
FD Market Equity Value	$345.5

Price/2008E EPS (d)	5.1	x
Price/2009E EPS (d)	4.1
Price/Book Value	0.82	x
Price/Adjusted Book Value (c)	0.80

Ind. Dividend Yield/’08E Payout	2.2/11.4%
52-Week Low (07/15/08)/High (02/07/08)	$8.74/$13.15

Source: FactSet (8/1/08) and company filings.

(a)                   Includes Aspen, Endurance, PartnerRe, Everest Re and Platinum Underwriters.

(b)                  Excludes net realized gains (losses) and other extraordinary items.

(c)                   Excludes accumulated other comprehensive income (AOCI).

(d)                  IBES median consensus.

PROJECT SAIL	V CHANNEL OVERVIEW

Historical Trading Valuation: NTM Price/Earnings since IPO

Source: FactSet (8/1/08).

(a)       Includes Aspen, Endurance, PartnerRe, Everest Re and Platinum Underwriters.

PROJECT SAIL	V CHANNEL OVERVIEW

Historical Trading Valuation: Price/Reported Book Value since IPO

Source: FactSet (8/1/08).

(a)       Includes Aspen, Endurance, PartnerRe, Everest Re and Platinum Underwriters.

PROJECT SAIL	V CHANNEL OVERVIEW

Summary of Analyst Estimates and Recommendations

RECOMMENDATION SUMMARY

•                  Analyst coverage is limited

•                  No large capital markets banks cover the stock

•                  Median price target at $14.00 per share

•                  Most recent (July) published price targets ranged from $11.50 to $14.00 per share

RECOMMENDATION SUMMARY

PRICE TARGETS & EARNINGS ESTIMATES

		Price	Estimated EPS
Firm Name	Rating	Target	2008E		2009E	Date
KeyBanc	Buy	$11.50	$1.80		$2.20	7/21/08
Keefe, Bruyette & Woods	Outperform	14.00	1.78	(a)	2.26	7/9/08
Piper Jaffray	Buy	19.00	1.75	(a)	2.05	5/8/08
Fox-Pitt Kelton	Outperform	13.00	1.75		2.05	5/7/08
Friedman, Billings, Ramsey	Outperform	17.00	1.75		2.20	5/6/06

Consensus Statistics
	High	$19.00	$1.80		$2.26
	Mean	14.90	1.77		2.15
	Median	14.00	1.75		2.20
	Low	11.50	1.75		2.05

Buy	100%
Hold	0%
Sell	0%

Current Price:	$8.97
% Difference vs. Median:	(36)%

CONSENUS RATING TREND

Source: FactSet (8/1/08), Bloomberg and equity research.

(a)                     Excluded from IBES consensus. Accounting differences exist.

PROJECT SAIL	V CHANNEL OVERVIEW

Shareholder Ownership Summary

TOP SHAREHOLDERS

INSIDERS

Rank	Holder Name	Position	% O/S
1	Traveler	3,682,000	9.6%
2	Cooperman Leon G	2,500,700	6.5
3	Lee Michael H	641,138	1.7
4	Weiner Joel S	32,220	0.1
5	Robbie William A	19,529	0.1
6	Van Gorder Jan R	14,529	0.0
7	Doyle Gregory T	12,241	0.0
8	Smith Robert S	11,529	0.0
9	Beitz Joseph P	9,000	0.0
10	Brown Roger Alan	7,500	0.0

	Top 10 Insiders	6,930,386	18.1%
	Total Insiders	6,933,386	18.1%

BREAKDOWN OF CURRENT OWNERSHIP

INSTITUTIONS

Rank	Holder Name	Position	% O/S
1	Columbia Management Advisors, Inc.	3,464,472	9.0%
2	Capital World Investors	1,295,000	3.4
3	UBS Global Asset Management	1,121,794	2.9
4	Barclays Global Investors	884,957	2.3
5	Vanguard Group, Inc.	843,358	2.2
6	Eubel Brady & Suttman Asset Mgmt.	826,007	2.2
7	Lazard Asset Management LLC	762,959	2.0
8	Cumberland Associates LLC	698,474	1.8
9	ADAR Investment Management LLC	630,000	1.6
10	DePrince, Race & Zollo, Inc.	626,730	1.6

	Top 10 Institutions	11,153,751	29.1%
	Total Institutions	25,620,030	66.9%

	Implied Retail	5,752,584	15.0%
	Total	38,306,000	100.0%

INSTITUTIONAL INVESTMENT SYTLE

Source: FactSet (8/1/08).

PROJECT SAIL

VI       Channel Management Projections

PROJECT SAIL	VI CHANNEL MANAGEMENT PROJECTIONS

Comparison of Management Projections and IBES Consensus
($ in millions, except per share amounts)

			Mgmt.
	IBES	Mgmt.	vs. IBES
2008E
Net Income	$67.4	$62.0	$(5.4)
% Change			(8.0)%
EPS	1.75	1.61	(0.14)
% Change			(8.0)%
2009E
Net Income	$81.8	$89.6	$7.8
% Change			9.5%
EPS	2.20	2.32	0.12
% Change			5.5%
2010E
Net Income	—	$101.7	—
% Change
EPS	—	2.64	—
% Change

‘08E - ‘09E EPS Growth	25.7%	44.2%
‘09E - ‘10E EPS Growth	—	13.6%

Source: FactSet (8/1/08) and management projections.

PROJECT SAIL

VII      Analysis of Transaction

PROJECT SAIL	VII	ANALYSIS OF TRANSACTION

Analytical Approach

•          Summary valuation based upon

•   Publicly available information

•   Information provided by Channel management

•   Discussions with Channel management

•          The following valuation analyses have been performed

•          Public market trading analysis

•          Dividend discount analysis

•                             Selected precedent transactions were reviewed and analyzed; however, due to the scarcity of relevant precedent transactions, Lazard did not rely upon this methodology in analyzing the value of Channel

•                             Premiums paid in selected transactions were also reviewed

•          Recent property casualty insurance

•          Financial services

•          All industries

PROJECT SAIL	VII	ANALYSIS OF TRANSACTION

Historical Exchange Ratio – Channel/Traveler

Source: FactSet (8/1/08).

PROJECT SAIL	VII	ANALYSIS OF TRANSACTION

Summary of Selected Transaction Statistics

($ in millions, except per share amounts)

				Selected Comparable
	Channel	Offer		Traded Companies (a)				P&C	Premiums Paid Analysis
	Statistic	Price		Mean		Median		Deals	FIG	All
Implied Stock Consideration per Share (b)		$10.89
Cash Distribution per Share		1.83
Warrant Value per Share		0.06
Total Consideration per Share		$12.79

Exchange Ratio (Stock Only)		0.4700x

Implied Aggregate Exchange Ratio		0.5516x

Aggregate Consideration ($mm)		$494.1

Consideration as Multiple of:
IBES:
2008E EPS	$1.75	7.3	x	6.2x		6.4	x
2009E EPS	2.20	5.8		6.4		6.8

Management:
2008E EPS	$1.61	7.9	x	6.2	x	6.4	x
2009E EPS	2.32	5.5		6.4		6.8

Book Value per Share (6/30/08E):
Reported	$11.05	1.16	x	0.90	x	0.91	x
Adjusted (c)	11.51	1.11		0.92		0.91

Implied Premium:
Current (8/1/08)	$8.97	43%						31%	21%	23%
1-Week Prior	9.21	39%						30%	21%	23%
1-Month Prior	9.49	35%						38%	24%	25%
52-Week High	13.15	(3)%
52-Week Low	8.74	46%
30 Day VWAP	9.18	39%

Note: Based on Channel fully diluted share count.

(a)       Includes Aspen, Endurance, PartnerRe, Everest Re and Platinum Underwriters.

(b)       Based on 8/1/08 Traveler share price $23.18.

(c)       Excludes accumulated and other comprehensive income (AOCI).

PROJECT SAIL	VII	ANALYSIS OF TRANSACTION

Summary Valuation – Channel Standalone

Source: FactSet (8/1/08), management and company filings.

(a)       Includes stock consideration of $10.89 per share, cash distribution of $1.83 per share and warrant value of $0.06 per share.

(b)       Adjusted for assumed 35% tax rate.

PROJECT SAIL	VII	ANALYSIS OF TRANSACTION

Summary Valuation – Exchange Ratios

(a)                     Exchange ratio of Channel implied valuation range (hi/low) divided by current Traveler share price.

(b)                    Exchange ratio of implied Channel valuation range (hi/low) divided by implied Traveler valuation range (low/hi).

(c)                     Includes stock consideration of $10.89 per share, cash distribution of $1.83 per share and warrant value of $0.06 per share.

(d)                    Adjusted for assumed 35% tax rate.

PROJECT SAIL	VII	ANALYSIS OF TRANSACTION

Summary Valuation Analysis

							Selected Range/
	Channel	Observed Range					Discount Rate					Implied Value Range
	Statistic	Low			High		Low			High		Low			High
I. Comparable Public Companies – IBES
2008E EPS	$1.75	5.4	x	—	7.0	x	5.5	x	—	6.5	x	$9.63	—		$11.38
2009E EPS	2.20	5.2		—	7.0		6.0		—	7.0		13.20	—		15.40
6/30/08E Reported BVPS	11.05	0.79	x	—	0.98	x	0.85	x	—	0.95	x	9.39	—		10.50
6/30/08E Adjusted BVPS (a)	11.51	0.79		—	1.04		0.85		—	0.95		9.79	—		10.94
Implied Valuation Range												$10.00	—		$12.00
II. Comparable Public Companies – Management
2008E EPS	$1.61	5.4	x	—	7.0	x	5.5	x	—	6.5	x	$8.86	—		$10.47
2009E EPS	2.32	5.2		—	7.0		6.0		—	7.0		13.93	—		16.25
6/30/08E Reported BVPS	11.05	0.79	x	—	0.98	x	0.85	x	—	0.95	x	9.39	—		10.50
6/30/08E Adjusted BVPS (a)	11.51	0.79		—	1.04		0.85		—	0.95		9.79	—		10.94
Implied Valuation Range												$10.50	—		$12.50
III. Precedent Transactions Analysis
2008E EPS	$1.61	NM		—	NM		NM		—	NM		NM	—		NM
2009E EPS	2.32	NM		—	NM		NM		—	NM		NM	—		NM
6/30/08E Reported BVPS	11.05	NM		—	NM		NM		—	NM		NM	—		NM
6/30/08E Adjusted BVPS (a)	11.51	NM		—	NM		NM		—	NM		NM	—		NM
Implied Valuation Range												NM	—		NM
IV. Dividend Discount Analysis (5-Year)
LTM P/E Exit Multiple							8.5	x	—	10.5	x	—	—		—
Discount Rate							9.0%		—	11.0%		—	—		—
Implied Valuation Range												$11.23	—		$15.17
V. Public Market Trading Analysis + Illustrative Control Premium
15%												$11.50	—		$14.38
20%												12.00	—		15.00
25%												12.50	—		15.63
Implied Valuation Range												$11.50	—		$15.63
Memo:
52-Week Low/High												$8.74	—		$13.15
Analyst Price Target Low/High												11.50	—		19.00
Current Share Price													8.97
Implied Offer Value (8/1/08)													12.79	(b)

Source: FactSet (8/1/08) and management projections.

(a)                     Excludes accumulated and other comprehensive income (AOCI).

(b)                    Includes stock consideration of $10.89 per share, cash distribution of $1.83 per share and warrant value of $0.06 per share.

PROJECT SAIL	VII	ANALYSIS OF TRANSACTION

Comparable Bermuda Public Company Trading Analysis
($ in millions, except per share data)

			Summary Statistics				Selected Comparable Public Companies
	Channel		Mean		Median		Aspen		Endurance		Everest Re		PartnerRe		Platinum
Market Data:
Ticker	CPHL						AHL		ENH		RE		PRE		PTP
Current Share Price	$8.97						$25.76		$30.94		$82.22		$70.55		$35.91
% of 52W High	68%		82%		84%		85%		72%		72%		84%		95%
% of 52W Low	103%		113%		113%		114%		116%		110%		112%		113%
FD Market Capitalization	$346						$2,159		$2,005		$5,097		$3,810		$2,022

Price as a Multiple of:
EPS:
2008E (a)	5.1	x	6.2	x	6.4	x	6.4	x	5.4	x	7.0	x	6.4	x	6.1	x
2009E (a)	4.1		6.4		6.8		6.0		5.2		6.8		7.0		6.8
Book Value (MRQ) (b):
Reported (c)	0.82	x	0.90	x	0.91	x	0.86	x	0.79	x	0.91	x	0.98	x	0.97	x
Adjusted (d)	0.80		0.92		0.91		0.89		0.79		0.91		1.04		0.96

Selected Ratios:
Long-Term Growth Rate (a)	13.5%		9.9%		10.0%		10.0%		12.0%		10.0%		5.0%		12.5%
‘08 - ‘09 EPS Growth	25.7%		(1.4)%		2.2%		7.2%		2.2%		3.0%		(8.6)%		(10.7)%
2008E PEG Ratio	0.38	x	0.71	x	0.64	x	0.64	x	0.45	x	0.70	x	1.28	x	0.48	x

2008E ROE (a)	15.2%		15.1%		15.4%		14.4%		15.4%		12.8%		15.6%		17.5%
2009E ROE (a)	16.7		13.4%		13.3%		13.3%		14.6%		12.3%		13.3%		13.6%

Indicated Dividend Yield	2.2%		2.3%		2.3%		2.3%		3.2%		2.3%		2.6%		0.9%

Debt/Total Capital	24.2%		14.8%		16.1%		9.3%		16.1%		17.6%		18.9%		12.2%
2007 GPW/BV	0.80	x	0.88	x	0.86	x	0.89	x	0.86	x	0.76	x	1.12	x	0.76	x
2007 NPW/BV	0.80		0.81		0.76		0.76		0.76		0.73		1.10		0.70
2007 GAAP Combined Ratio	93.9%		83.2%		81.0%		83.0%		79.9%		91.6%		80.4%		81.0%

Ratings (A.M. Best/S&P/Moody’s)	A-/—/—						A/A/A2		A/A/A2		A+/AA-/Aa3		A+/AA-/Aa3		A/—/—

Source: FactSet (8/1/08) and company filings.

Note: Summary statistics exclude Channel.

(a)                     IBES median consensus.

(b)                    Most recent quarter.

(c)                     Based on common shareholders’ equity.

(d)                    Excludes accumulated other comprehensive income (AOCI).

PROJECT SAIL	VII	ANALYSIS OF TRANSACTION

Comparable Reinsurance Transactions Analysis
($ in millions, except per share amounts)

Selected precedent transactions involving property casualty reinsurance companies since 1998 were reviewed and analyzed. Due to the scarcity of relevant precedent transactions, Lazard did not rely upon this analysis in analyzing the value of Channel

						Price as a Multiple of:
Announce		Target	Equity			Earnings per Share								Book Value
Date	Acquiror / Target	Country	Value		% Cash	LTM		NTM		FY1		FY2		Reported		Adjusted (a)		Premium (b)
11/18/05	Swiss Re/ GE Insurance Solutions	U.S.	$6,800	(c)	67%	—		—		14.3	x	19.8	x	1.00	x	—		—
2/16/99	XL Capital/ NAC Re	U.S.	1,085		0%	12.0	x	13.8	x	15.2		13.8		1.44		1.58	x	19.9%
6/19/98	Berkshire Hathaway/ General Re	U.S.	22,340		0%	23.0		20.6		21.4		19.6		2.53		3.68		24.8%
7/24/98	Gerling-Konzern/ Constitution Re	U.S.	700		0%	—		—		11.7	(d)	—		1.30	(d)	—		—

	High					23.0	x	20.6	x	21.4	x	19.8	x	2.53	x	3.68	x	24.8%
	Mean					17.5		17.2		15.6		17.7		1.57		2.63		22.3%
	Median					17.5		17.2		14.7		19.6		1.37		2.63		22.3%
	Low					12.0		13.8		11.7		13.8		1.00		1.58		19.9%

Source: FactSet, equity research and company filings.

(a)                     Excludes accumulated other comprehensive income (AOCI).

(b)                    Based on share price four weeks prior to announcement.

(c)                     Reflects base purchase price.

(d)                    Based on equity research.

PROJECT SAIL	VII	ANALYSIS OF TRANSACTION

Premiums Paid in Recent P&C Transactions
($ in millions, except per share amounts)

Premiums paid in selected precedent transactions involving property casualty insurance companies since 1997 were reviewed and analyzed. Lazard did not rely upon this analysis in analyzing the value of Channel

					Price as a Multiple of:
Announce		Equity			Earnings per Share								Book		Premium
Date	Acquiror / Target	Value	% Cash		LTM		NTM		FY1		FY2		Value (a)		1 Day	1 Week	1 Month
7/22/08	Tokio Marine Holdings Inc./ Philadelphia Consolidated Hldg	$ 4,782	100%		14.1	x	16.1	x	16.2	x	16.0	x	2.81	x	80.1%	89.8%	76.4%
6/27/08	Allied World Assurance Co./ Darwin Professional Undrwrtr	550	100%		13.1		13.2		12.8		13.9		2.02		12.4	16.4	12.5
4/23/08	Liberty Mutual Holding Co./ Safeco Corp.	6,219	100%		9.8		11.4		11.4		11.3		1.81		50.9	48.4	58.3
3/8/08	Berkshire Hathaway Inc./ White Mountain subsidiaries	836	100%		—		—		—		—		—		—	—	—
2/20/08	Meadowbrook Insurance Group/ ProCentury Corp.	272	45	(b)%	10.8		11.4		11.6		11.4		1.66		30.0	24.4	37.3
1/10/08	Employers Holdings Inc/ AmCOMP Inc.	194	100%		11.2		11.4		9.5		11.6		1.27		44.0	41.1	38.0
1/3/08	QBE Insurance Group Ltd./ North Pointe Holdings Corp.	146	100%		21.1		17.9		20.0		17.8		1.51		50.2	46.3	48.6
10/30/07	Fundacion Mapfre/ Commerce Group Inc.	2,274	100%		10.5		12.9		12.3		13.1		1.65		14.7	25.3	22.2
10/16/07	Munich Reinsurance Co./ Midland Co.	1,330	100%		14.8		16.3		16.0		16.5		2.05		15.3	12.2	16.1
10/15/07	The Doctors Company/ SCPIE Holdings Inc.	280	100%		18.5		—		—		—		1.25		23.4	30.8	46.4
6/11/07	D. E. Shaw & Co. LP/ James River Group Inc.	574	100%		14.6		13.6		14.1		12.7		2.34		(1.9)	2.1	1.2
5/6/07	Liberty Mutual Holding Co./ Ohio Casualty Corp.	2,744	100%		11.9		16.8		16.7		16.9		1.65		32.1	37.7	44.4
4/27/07	Alleghany Corp./ Employers Direct	195	100%		4.2		—		—		—		1.48		—	—	—
3/1/07	Zurich Financial Services AG/ Bristol West Holdings Inc.	695	100%		16.4		15.0		16.1		15.2		1.86		38.5	29.2	34.1
1/4/07	QBE Insurance Group Limited/ Winterthur U.S. Holdings Inc.	1,156	100%		—		—		—		—		—		—	—	—

	High				21.1	x	17.9	x	20.0	x	17.8	x	2.81	x	80.1%	89.8%	76.4%
	Mean				13.1		14.2		14.2		14.2		1.80		32.5	33.6	36.3
	Median				13.1		13.6		14.1		13.9		1.66		31.0	30.0	37.6
	Low				4.2		11.4		9.5		11.3		1.25		(1.9)	2.1	1.2

Source: SNL and FactSet.

Note: Reflects transactions with equity values greater than $100 million.

(a)                     Reported.

(b)                    Maximum cash consideration, based on proration.

PROJECT SAIL	VII	ANALYSIS OF TRANSACTION

Dividend Discount Analysis
($ in millions; except per share amounts)

Based on Management projections (‘08E – ‘12E)

•                  Assumes full achievement of management plan

•                  Subject to statutory dividend limitations (CPIC only)

•                  Levered cash flows

•                  Assumes ongoing reinsurance arrangements with Traveler

•                  CPRe and CPIC subject to NPW/Surplus of 1.05x and 1.15x respectively

•                  Results adjusted to reflect estimated impact of U.S. taxation

PROJECTED

	For the Fiscal Year Ended December 31,					08 – ‘12
	2008E (a)	2009E	2010E	2011E	2012E	CAGR
Free Cash Flow (Excl. Terminal Value)	$(75.8)	$1.0	$43.5	$14.6	$5.1	—
Terminal Value (LTM/PE Exit Multiple)					816.1
Total Cash Flows (incl. Terminal Value)	$(75.8)	$1.0	$43.5	$14.6	$821.2

DISCOUNTED CASH FLOWS

MANAGEMENT PLAN

	Equity Value			Equity Value per Share
Discount	P/E Exit Multiple			P/E Exit Multiple
Rate	8.5x	9.5x	10.5x	8.5x	9.5x	10.5x
9.0%	$473.0	$531.3	$589.6	$12.26	$13.72	$15.17
10.0%	452.1	508.1	564.0	11.73	13.14	14.54
11.0%	432.3	486.0	539.7	11.23	12.58	13.93

Source: Company information and management projections.

Note: Cash flows discounted to 6/30/08.

(a)                     Represents 2H cash flows only.

PROJECT SAIL	VII	ANALYSIS OF TRANSACTION

Premiums Paid Analysis

100% stock and stock/cash transactions for U.S. targets between $250 mm - $1.5 bn equity value (1/1/05 – 7/18/08). Lazard did not rely upon this analysis in analyzing the value of Channel

Prior to	Financial	All
Announcement	Services	Industries

HIGHT
1-Day	84%	84%
1-Week	81%	81%
1-Month	89%	89%

MEAN
1-Day	26%	26%
1-Week	26%	26%
1-Month	28%	27%

MEDIAN
1-Day	21%	23%
1-Week	21%	23%
1-Month	24%	25%

LOW
1-Day	(12)%	(12)%
1-Week	(4)%	(4)%
1-Month	(4)%	(6)%

Memo: Number of Transactions	36	97

Source: SDC (7/18/08).

Note: Includes pending and completed deals where 100% of the outstanding shares of the target were acquired. Excludes all share repurchases, minority buy-outs, and merger of equals.

PROJECT SAIL

VIII              Pro Forma Financial Analysis

PROJECT SAIL	VIII	PRO FORMA FINANCIAL ANALYSIS

Selected Transaction Assumptions

2009E pre-tax transaction adjustments based on 0.4700x exchange ratio and Traveler share price of $23.18

•                  Transaction close: December 2008

•                  Consideration: Traveler’s common stock issued at 0.4700x exchange ratio. Cash distribution at closing of $1.83 per share, or $66mm in aggregate to Channel shareholders excluding Traveler, from Channel holding company. Value of cancelled Channel warrants owned by Traveler of $0.06 per share

•                  Assumes 0.4700x exchange ratio (within collar)

•                  Assumed purchase accounting adjustments:

•                  Estimated intangibles: ~ $8mm (amortized over 10 years)

•                  Loss from Traveler accounting change from brokerage to insurance company: ~ $6mm (first 12 months)

•                  Loss of equity income in Channel: ~ $6mm

•                  Estimated transaction costs: $20mm

•                  Loss of Bermuda tax benefit: ~ $30mm (assumes ~ 35% tax rate)

•                  Increased earnings from shift towards higher margin business mix (e.g., reduced reinsurance business and increased primary business): ~ $1mm

•                  Loss from impact of external reinsurance: ~ $3mm

•                  Expense synergies: ~ $6mm

•                  Adjustments tax effected at 35% tax rate

•                  Assumes Traveler standalone annual dividend per share maintained following close ($0.20)

•                  Channel employee options and restricted stock will be rolled over and become exercisable for or convertible into Traveler common stock (with no acceleration of vesting)

•                  Assumes that Traveler employees waive rights to accelerated vesting for options and restricted stock

PROJECT SAIL	VIII	PRO FORMA FINANCIAL ANALYSIS

Pro Forma Income Statement - Before Incremental Revenue Synergies

($ in millions, except per share amounts)

Assumes 0.4700x exchange ratio and Traveler share price of $23.18

	2009E	2010E
Standalone Net Income:
Traveler	$76.0	$81.0
Channel	89.6	101.7
Subtotal	$165.6	$182.8

Adjustments:
Cost Savings	$3.6	$4.7
Amortization of Identifiable Intangibles	(0.5)	(0.5)
Loss of Equity Income from Channel	(3.9)	(4.9)
Foregone Interest Income on Cash	(3.1)	(3.1)
Shift in Business Mix	0.6	1.7
Change in TRM Accounting	(3.7)	(0.4)
Impact of External Reinsurance Ceded	(2.1)	(5.4)
Channel Tax Adjustment	(29.5)	(33.3)
Subtotal	$(38.6)	$(41.1)

Pro Forma Net Income	$127.0	$141.6

WA Diluted Shares (mm):
Pro Forma	40.2	40.2
Traveler Standalone	23.3	23.3

Earnings per Share:
Pro Forma	$3.16	$3.52
Traveler Standalone	3.26	3.47

Accretion/(Dilution):
$	$(0.10)	$0.05
%	(3.1)%	1.4%

Source: FactSet (8/1/08), company filings and management projections.

Note: Standalone data based on management projections.

PROJECT SAIL

Appendix

PROJECT SAIL

A         Premiums Paid Analysis

PROJECT SAIL	A PREMIUMS PAID ANALYSIS

Precedent Transactions – FIG

($ in millions)

100% stock and stock/cash transactions for U.S. targets between $250 mm - $1.5 bn equity value (1/1/04 – 7/18/08)

Announce			Equity	Premium to:
Date	Acquiror	Target	Value	1-Day	1-Week	1-Month
02/20/08	Meadowbrook Ins Grp Inc	ProCentury Corp	$272	30.0%	24.4%	37.3%
11/09/07	FNB Corp	Omega Financial Corp	393	18.8	20.6	8.6
09/26/07	Frontier Finl Corp	Washington Banking Co	276	84.2	80.6	88.1
09/07/07	National Penn Bancshares	KNBT Bancorp Inc	476	20.5	17.7	24.4
08/16/07	Fifth Third Bancorp	First Charter Corp	1,091	53.1	61.3	61.4
07/27/07	KeyCorp	USB Holding Co Inc	568	63.2	49.0	30.9
07/19/07	M&T Bank Corp	Partners Trust Financial Group	543	24.9	21.7	20.2
07/19/07	PNC Finl Svcs Grp Inc	Sterling Financial Corp	561	79.1	71.2	88.8
06/07/07	PNC Finl Svcs Grp Inc	Yardville National Bancorp	400	(2.2)	(2.8)	(4.3)
05/17/07	Capitalsource Inc	TierOne Corp	638	35.3	37.3	33.7
05/01/07	Susquehanna Bancshares Inc	Cmnty Banks Inc	815	43.9	37.2	39.0
01/09/07	Wells Fargo & Co	Placer Sierra Bancshares	629	17.7	16.3	17.6
12/21/06	BB&T Corp	Coastal Finl	394	18.0	18.1	23.5
11/02/06	New York Community Bancorp	PennFed Finl Svcs Inc	262	11.5	6.6	11.1
09/17/06	Sterling Financial Corp	Northern Empire Bancshares	334	22.2	22.6	21.1
07/27/06	Natl City Corp	Fidelity Bankshares Inc	1,048	11.6	16.9	25.4
07/18/06	Prosperity Bancshares Inc	Texas United Bancshares	354	6.7	3.5	14.2
07/10/06	Natl City Corp	Harbor Florida Bancshares Inc	1,110	21.6	20.8	24.8
05/16/06	First Community Bancorp Inc	Community Bancorp Inc	270	6.5	14.1	13.3
02/07/06	Umpqua Holdings Corp	Western Sierra Bancorp	349	8.7	9.9	16.6

Source: SDC (7/18/08).

Note: Includes pending and completed deals where 100% of the outstanding shares of the target were acquired. Excludes all share repurchases, minority buy-outs, and merger of equals.

PROJECT SAIL	A PREMIUMS PAID ANALYSIS

Precedent Transactions – FIG (cont’d)

($ in millions)

100% stock and stock/cash transactions for U.S. targets between $250 mm - $1.5 bn equity value (1/1/04 – 7/18/08)

Announce			Equity	Premium to:
Date	Acquiror	Target	Value	1-Day	1-Week	1-Month
12/15/05	BB&T Corp	Main Street Banks Inc	$628	(0.8)%	0.9%	5.3%
11/09/05	Marshall & Ilsley Corp	Gold Banc Corp Inc	752	24.1	23.8	25.4
09/27/05	Vector Group Ltd	New Valley Corp	252	44.7	43.7	46.7
07/26/05	Fulton Finl Corp	Columbia Bancorp Inc	319	16.9	17.3	15.9
03/21/05	Associated Banc	State Finl Svcs Corp	275	26.6	23.3	27.7
11/16/04	Cmnty Banks Inc	PennRock Finl Svcs Corp	343	48.8	49.8	58.4
08/02/04	Fifth Third Bancorp	First National Bankshares	1,253	40.5	47.5	35.3
07/16/04	PNC Finl Svcs Grp Inc	Riggs Natl Corp,Washington	627	(11.8)	(3.6)	(3.5)
04/28/04	Associated Banc	First Federal Capital Corp	612	27.2	32.0	25.7
03/15/04	Umpqua Holdings Corp	Humboldt Bancorp	285	19.0	20.2	21.6
03/09/04	Sovereign Bancorp Inc	Waypoint Financial Corp	982	13.1	12.3	7.4
01/27/04	Coml Capital Bancorp Inc	Hawthorne Financial Corp	682	62.1	67.6	67.8
01/27/04	Huntington Bancshares Inc	Unizan Financial Corp	578	15.0	20.4	28.7
01/26/04	Sovereign Bancorp Inc	Seacoast Finl Svcs Corp	935	13.9	22.2	23.7
01/22/04	Intl Bancshares Corp	Local Financial Corp	386	(4.6)	(2.4)	5.1
01/08/04	Sky Financial Group Inc	Second Bancorp Inc	317	20.9	24.0	17.0

		High		84.2%	80.6%	88.8%
		Mean		25.9%	26.3%	27.9%
		Median		20.7%	21.3%	24.1%
		Low		(11.8)%	(3.6)%	(4.3)%

Source: SDC (7/18/08).

Note: Includes pending and completed deals where 100% of the outstanding shares of the target were acquired. Excludes all share repurchases, minority buy-outs, and merger of equals.

PROJECT SAIL	A PREMIUMS PAID ANALYSIS

Precedent Transactions – All Industries

($ in millions)

100% stock and stock/cash transactions for U.S. targets between $250 mm - $1.5 bn equity value (1/1/04 – 7/18/08)

Announce			Equity	Premium to:
Date	Acquiror	Target	Value	1-Day	1-Week	1-Month
07/15/08	ViroPharma Inc	Lev Pharmaceuticals Inc	$439	48.7%	44.0%	49.5%
03/31/08	ANSYS Inc	Ansoft Corp	858	39.3	30.0	38.0
02/20/08	Meadowbrook Ins Grp Inc	ProCentury Corp	272	30.0	24.4	37.3
12/13/07	ON Semiconductor Corp	AMIS Holdings Inc	906	38.0	32.1	25.4
11/29/07	Verasun Energy Corp	US BioEnergy Corp	686	7.3	22.1	18.1
11/13/07	Regeneration Technologies Inc	Tutogen Medical Inc	283	26.7	14.0	8.3
11/09/07	FNB Corp	Omega Financial Corp	393	18.8	20.6	8.6
11/05/07	Gramercy Capital Corp	American Finl Realty Trust	1,083	30.7	23.3	11.4
10/25/07	Omniture Inc	Visual Sciences Inc	377	3.9	6.2	24.4
09/26/07	Frontier Finl Corp	Washington Banking Co	276	84.2	80.6	88.1
09/23/07	ARRIS Group Inc	C-COR Inc	701	39.2	40.0	12.1
09/07/07	National Penn Bancshares	KNBT Bancorp Inc	476	20.5	17.7	24.4
09/05/07	MarkWest Energy Partners LP	Markwest Hydrocarbon Inc	735	23.1	19.3	11.8
08/16/07	Fifth Third Bancorp	First Charter Corp	1,091	53.1	61.3	61.4
08/13/07	RF Micro Devices Inc	Sirenza Microdevices Inc	906	17.5	31.0	29.3
07/27/07	KeyCorp	USB Holding Co Inc	568	63.2	49.0	30.9
07/22/07	ev3 Inc	FoxHollow Technologies Inc	783	4.9	16.6	22.2
07/19/07	PNC Finl Svcs Grp Inc	Sterling Financial Corp	561	79.1	71.2	88.8
07/19/07	M&T Bank Corp	Partners Trust Financial Group	543	24.9	21.7	20.2
07/02/07	Consolidated Communications	North Pittsburgh Systems Inc	375	17.7	19.0	25.3
06/18/07	CyberSource Corp	Authorize.Net Hldg Inc	694	42.7	44.3	54.5
06/11/07	Cal Dive International Inc	Horizon Offshore Inc	628	13.8	11.8	23.2
06/07/07	PNC Finl Svcs Grp Inc	Yardville National Bancorp	400	(2.2)	(2.8)	(4.3)
06/04/07	Inverness Med Innovations Inc	Cholestech Corp	352	25.2	23.1	15.3
06/03/07	Qiagen NV	Digene Corp	1,488	36.8	40.4	33.3

Source: SDC (7/18/08).

Note: Includes pending and completed deals where 100% of the outstanding shares of the target were acquired. Excludes all share repurchases, minority buy-outs, and merger of equals.

PROJECT SAIL	A PREMIUMS PAID ANALYSIS

Precedent Transactions – All Industries (cont’d)

($ in millions)

100% stock and stock/cash transactions for U.S. targets between $250 mm - $1.5 bn equity value (1/1/04 – 7/18/08)

Announce			Equity	Premium to:
Date	Acquiror	Target	Value	1-Day	1-Week	1-Month
05/17/07	Capitalsource Inc	TierOne Corp	$638	35.3%	37.3%	33.7%
05/01/07	Susquehanna Bancshares Inc	Cmnty Banks Inc	815	43.9	37.2	39.0
04/25/07	Jarden Corp	K2 Inc	787	23.6	23.1	28.6
03/18/07	Quanta Services Inc	InfraSource Services Inc	1,253	17.4	21.5	27.8
02/27/07	Great Atlantic & Pacific Tea	Pathmark Stores Inc	688	8.0	8.9	18.6
02/14/07	Equifax Inc	TALX Corp	1,211	10.8	12.2	30.3
01/09/07	Wells Fargo & Co	Placer Sierra Bancshares	629	17.7	16.3	17.6
12/21/06	BB&T Corp	Coastal Finl	394	18.0	18.1	23.5
11/12/06	Illumina Inc	Solexa Inc	539	44.3	45.2	42.0
11/02/06	New York Community Bancorp	PennFed Finl Svcs Inc	262	11.5	6.6	11.1
10/17/06	Level 3 Communications Inc	Broadwing Corp	1,360	15.3	27.2	34.2
10/12/06	Internap Network Services Corp	VitalStream Holdings Inc	281	36.7	1.7	(6.4)
09/22/06	Superior Energy Services Inc	Warrior Energy Services Corp	438	71.2	59.7	35.0
09/18/06	Smithfield Foods Inc	Premium Standard Farms Inc	676	18.9	30.9	33.0
09/17/06	Citizens Communications Co	Commonwealth Telephone Entrp	884	8.3	17.2	22.0
09/17/06	Sterling Financial Corp	Northern Empire Bancshares	334	22.2	22.6	21.1
09/13/06	Health Care REIT Inc	Windrose Med Ppty Trust	379	19.0	20.2	20.7
08/07/06	Brocade Commun Sys Inc	McDATA Corp	788	64.5	60.0	36.3
07/27/06	Natl City Corp	Fidelity Bankshares Inc	1,048	11.6	16.9	25.4
07/23/06	Lexington Corporate Ppty Trust	Newkirk Realty Trust Inc	397	20.8	23.8	21.9
07/18/06	Prosperity Bancshares Inc	Texas United Bancshares	354	6.7	3.5	14.2
07/10/06	Natl City Corp	Harbor Florida Bancshares Inc	1,110	21.6	20.8	24.8
06/12/06	Plains All American Pipeline	Pacific Energy Partners LP	1,395	10.6	10.2	15.4
05/16/06	First Community Bancorp Inc	Community Bancorp Inc	270	6.5	14.1	13.3
05/02/06	Quantum Corp	Advanced Digital Infon Corp	776	48.0	45.5	41.6

Source: SDC (7/18/08).

Note: Includes pending and completed deals where 100% of the outstanding shares of the target were acquired. Excludes all share repurchases, minority buy-outs, and merger of equals.

PROJECT SAIL	A PREMIUMS PAID ANALYSIS

Precedent Transactions – All Industries (cont’d)

($ in millions)

100% stock and stock/cash transactions for U.S. targets between $250 mm - $1.5 bn equity value (1/1/04 – 7/18/08)

Announce			Equity	Premium to:
Date	Acquiror	Target	Value	1-Day	1-Week	1-Month
03/08/06	Micron Technology Inc	Lexar Media Inc	$906	37.6%	38.1%	48.2%
02/07/06	Umpqua Holdings Corp	Western Sierra Bancorp	349	8.7	9.9	16.6
01/18/06	Reliance Steel & Aluminum Co	Earle M Jorgensen Co	683	24.6	30.5	31.3
01/12/06	Viisage Technology Inc	Identix Inc	765	44.8	60.9	67.0
12/15/05	BB&T Corp	Main Street Banks Inc	628	(0.8)	0.9	5.3
11/09/05	Marshall & Ilsley Corp	Gold Banc Corp Inc	752	24.1	23.8	25.4
09/27/05	Vector Group Ltd	New Valley Corp	252	44.7	43.7	46.7
08/29/05	Investor Group	NDCHealth Corp	706	29.7	27.5	27.0
08/21/05	OSI Pharmaceuticals Inc	Eyetech Pharmaceuticals Inc	949	43.0	49.3	64.1
07/26/05	Fulton Finl Corp	Columbia Bancorp Inc	319	16.9	17.3	15.9
07/11/05	Brooks Automation Inc	Helix Technology Corp	454	24.6	32.7	27.6
04/18/05	GameStop Corp	Electronics Boutique Holdings	1,419	34.2	31.3	34.2
04/04/05	Petrohawk Energy Corp	Mission Resources Corp	406	23.3	25.4	17.0
03/21/05	Associated Banc	State Finl Svcs Corp	275	26.6	23.3	27.7
03/16/05	SEACOR Holdings Inc	Seabulk International Inc	527	27.1	25.3	31.2
03/03/05	Vishay Intertechnology Inc	Siliconix Inc	1,003	16.2	18.3	9.7
02/27/05	Yellow Roadway Corp	USF Corp	1,293	31.5	32.1	30.5
11/22/04	Alamosa Holdings Inc	AirGate PCS Inc	389	19.6	24.9	55.7
11/16/04	Cmnty Banks Inc	PennRock Finl Svcs Corp	343	48.8	49.8	58.4
11/09/04	Advanced Medical Optics Inc	VISX Inc	1,477	56.8	60.0	29.2
11/08/04	DIMON Inc	Standard Commercial Corp	257	13.8	18.6	18.9
10/22/04	Colonial Properties Trust	Cornerstone Realty Income Tr	613	5.3	8.9	12.0
10/04/04	Camden Property Trust	Summit Properties Inc	1,011	14.0	19.8	16.1
09/09/04	Fidelity Natl Finl Inc	InterCept Inc	408	8.3	8.2	21.6
08/16/04	LifePoint Hospitals Inc	Province Healthcare Co	1,273	79.1	74.6	42.2

Source: SDC (7/18/08).

Note: Includes pending and completed deals where 100% of the outstanding shares of the target were acquired. Excludes all share repurchases, minority buy-outs, and merger of equals.

PROJECT SAIL	A PREMIUMS PAID ANALYSIS

Precedent Transactions – All Industries (cont’d)

($ in millions)

100% stock and stock/cash transactions for U.S. targets between $250 mm - $1.5 bn equity value (1/1/04 – 7/18/08)

Announce			Equity	Premium to:
Date	Acquiror	Target	Value	1-Day	1-Week	1-Month
08/02/04	Fifth Third Bancorp	First National Bankshares	$1,253	40.5%	47.5%	35.3%
07/27/04	Cooper Cos Inc	Ocular Sciences Inc	1,200	18.5	14.9	17.7
07/16/04	PNC Finl Svcs Grp Inc	Riggs Natl Corp	627	(11.8)	(3.6)	(3.5)
06/29/04	Tektronix Inc	Inet Technologies Inc	499	15.1	18.6	40.0
06/16/04	Hewitt Associates LLC	Exult Inc	788	5.1	5.5	13.4
06/14/04	QLT Inc	Atrix Laboratories Inc	791	27.2	23.4	30.1
05/20/04	Tellabs Inc	Advanced Fibre Communications	1,482	26.2	27.7	2.5
04/28/04	Associated Banc	First Federal Capital Corp	612	27.2	32.0	25.7
03/29/04	Lyondell Chemical Co	Millennium Chemicals Inc	1,464	30.7	39.6	18.2
03/15/04	Umpqua Holdings Corp	Humboldt Bancorp	285	19.0	20.2	21.6
03/14/04	Intersil Corp	Xicor Inc	524	13.4	10.5	14.8
03/09/04	Sovereign Bancorp Inc	Waypoint Financial Corp	982	13.1	12.3	7.4
03/08/04	JM Smucker Co	International Multifoods Corp	491	27.4	28.7	29.1
02/26/04	Genzyme Corp	ILEX Oncology Inc	1,051	25.0	17.6	14.2
02/23/04	Credence Systems Corp	NPTest Holding Corp	664	29.3	34.7	23.8
02/11/04	Plains Exploration	Nuevo Energy Co	637	(1.1)	4.7	2.7
01/27/04	Coml Capital Bancorp Inc	Hawthorne Financial Corp	682	24.3	28.5	28.7
01/27/04	Huntington Bancshares Inc	Unizan Financial Corp	578	15.0	20.4	28.7
01/26/04	Sovereign Bancorp Inc	Seacoast Finl Svcs Corp	935	13.9	22.2	23.7
01/23/04	Ariba Inc	Freemarkets Inc	458	22.8	20.9	64.7
01/22/04	Intl Bancshares Corp	Local Financial Corp	386	(4.6)	(2.4)	5.1
01/08/04	Sky Financial Group Inc	Second Bancorp Inc	317	20.9	24.0	17.0

		High		84.2%	80.6%	88.8%
		Mean		25.8%	26.4%	27.0%
		Median		23.1%	23.1%	24.8%
		Low		(11.8)%	(3.6)%	(6.4)%

Source: SDC (7/18/08).

Note: Includes pending and completed deals where 100% of the outstanding shares of the target were acquired. Excludes all share repurchases, minority buy-outs, and merger of equals.

PROJECT SAIL

B         P&C Sector Environment

PROJECT SAIL	B P&C SECTOR ENVIRONMENT

Industry Net Premium Growth Rates – Last 10 Years

Since 9/11 and with the exception of the 2005 hurricanes, industry growth in net premiums written has slowed and is expected to be flat in 2008

ANNUAL NPW GROWTH (‘98 – ‘07)

Source: A.M. Best Aggregates & Averages.

Note: Based on U.S. P&C stock companies.

PROJECT SAIL	B P&C SECTOR ENVIRONMENT

Recent Commercial P&C Pricing Trends – Selected Lines

Recent industry research indicates that rates across a number of commercial lines have been declining

QUARTERLY RATE CHANGE BY ACCOUNT SIZE

RATE TRENDS IN SELECTED LINES: REFLECTS % OF SURVEY RESPONDENTS IN 1Q ‘08

Source: CIAB, 1Q 2008.

PROJECT SAIL	B P&C SECTOR ENVIRONMENT

Projected Year-over-Year Earnings Growth (FY1 vs. FY2)

Source: FactSet (8/1/08).

Note: Based on IBES median consensus. NM indicates less than two estimates available.

PROJECT SAIL	B P&C SECTOR ENVIRONMENT

Analyst & Rating Agency Commentary: P&C Sector Prospects

“Pricing competition has intensified across most business lines, but a generally favorable loss cost environment is leading to continued profitable margins and ROEs. Competition in personal lines has increased significantly, putting greater pressure on smaller companies.”

Bank of America, July 2, 2008

“The U.S. property/casualty industry’s net profit plunged 45% to $9.3 billion in the first quarter of 2008, driven primarily by premium erosion, deteriorating underwriting results, higher catastrophe-related losses and weaker investment returns… After falling for the first time in decades at year-end 2007, net premiums written (NPW) accelerated on its downward course through the first quarter of 2008.”

A.M. Best Company, June 30, 2008

“We continue to believe, however, that the sector is entering an increasingly challenging stage in its profitability cycle. We are concerned about the long-term sustainability of earnings and returns amid competitive market conditions, a softer pricing cycle, reduced reserve releases compared with prior years, and lower investment returns… Our primary ratings concern continues to be the deterioration in pricing that is occurring across virtually all commercial property/casualty lines. There are strong indications that the deterioration in premium rates that began in earnest in late 2006 has reached the point where there will be a meaningful decline in underwriting profitability for commercial lines writers in late 2008 and, particularly, 2009.”

Standard & Poor’s, June 20, 2008

“While the operating environment is likely to remain challenging for the next few years, we believe that (1) valuation multiples have troughed and there is upside potential and (2) the companies can deliver book value per share growth ranging between 13% and 15% by the end of 2009… We expect the P&C industry to continue its cyclical nature, and believe the current downturn remains closer to the peak than the trough. We believe the eventual upturn will largely depend upon the “burn through” of existing excessive capital levels; something that could take 2-3 years, in our view.”

RBC Capital Markets, June 19, 2008

“Commercial insurance pricing trends are broadly lower compared with three months ago, with the situation being much worse according to the insurance brokers. Increased competition is a common theme... Meanwhile, the personal auto insurers are focused on raising rates where they can, and the trend of deteriorating loss frequency trends appears to have slowed for the time being.”

Lehman Brothers, May 21, 2008

“Moody’s notes that despite the expectation for continued profitability in 2008 (absent large catastrophe losses), share buyback activity could slow in the near-term given the current credit market turmoil... To date, the vast majority of our P&C insurance ratings maintain a stable outlook. In general, Moody’s believes that the share repurchase programs announced by companies are contemplated within their current ratings, and that these programs could be scaled back in the event of a catastrophe loss or other unexpected event.”

Moody’s, April 2008

“Despite attractive valuation levels, we find it hard to get too excited about P&C stocks. On the plus side, the industry is in a healthy state with strong balance sheets and reserve redundancies. Relative to other financial sectors, P&C stocks represent a safer choice, in our view, with minimal exposure to subprime securities or other credit risks. Negating these factors is declining premium rates that are pressuring earnings and returns.”

Wachovia, January 7, 2008

PROJECT SAIL

C         Warrant Valuation

PROJECT SAIL	C WARRANT VALUATION

Channel Warrant Valuation
($ in millions, except per share amounts)

NUMBER OF WARRANTS
• 1,127,000

EXERCISE PRICE
• $10.00

EXPIRATION
• April 6, 2016

VOLATILITY
(STANDARD DEVIATION)
• 25%

VALUE PER WARRANT
• $2.11

AGGREGATE VALUE
• $2.4mm

PROJECT SAIL

D         Historical and Projected Financial Information

PROJECT SAIL	D HISTORICAL AND PROJECTED FINANCIAL INFORMATION

Traveler Income Statement – Historical/Projected
($ in millions, except per share amounts)

	Historical			Projected					CAGR
	2005	2006	2007	2008E	2009E	2010E	2011E	2012E	‘05 - ‘07	08 - ‘12
Revenues:
Net Premiums Earned	$164.4	$224.0	$286.1	$282.3	$324.0	$380.8	$419.1	$461.2	31.9%	13.1%
Ceding Commission Revenue	25.2	43.1	71.0	108.0	126.4	130.3	143.2	157.5	67.8%	9.9%
Insurance Services Revenue	14.1	8.0	33.3	44.4	49.2	54.2	59.8	65.9	53.7%	10.4%
Net Investment Income	15.0	23.0	36.7	42.2	48.8	56.4	63.1	69.0	56.5%	13.1%
Net Realized Gains/(Losses)	0.1	0.0	(17.5)	—	—	—	—	—	—	—
Policy Billing Fees	0.9	1.1	2.0	3.2	2.9	3.2	3.5	3.9	51.2%	5.2%
Total Revenues	$219.8	$299.3	$411.6	$480.0	$551.3	$625.0	$688.7	$757.5	36.9%	12.1%

Expenses:
Loss & Loss Adjustment Expenses	$96.6	$135.1	$157.9	$160.9	$186.3	$222.8	$249.4	$279.0	27.8%	14.8%
Direct Commission Expense	43.8	60.6	101.0	131.8	154.7	172.0	191.4	211.7	51.8%	12.6%
Other Operating Expenses	42.6	53.7	77.3	81.6	90.8	104.6	116.8	130.2	34.7%	12.4%
Interest Expenses	4.9	6.9	9.3	9.1	9.0	8.9	8.8	8.8	38.4%	(0.9)%
Total Expenses	$187.9	$256.2	$345.5	$383.3	$440.8	$508.2	$566.3	$629.7	35.6%	13.2%

Other Income:
Equity Income in Unconsolidated Affiliate	—	$0.9	$2.4	$4.8	$5.9	$7.5	$9.2	$11.4	—	24.3%
Gain from Issuance of Common Stock by Unconsolidated Affiliate	—	7.9	2.7	—	—	—	—	—	—	—
Warrant from Unconsolidated Affiliate	—	4.6	—	—	—	—	—	—	—	—

Pre-Tax Income	$31.8	$56.4	$71.2	$101.5	$116.4	$124.2	$131.6	$139.2	49.6%	8.2%
Income Tax Expense	(11.1)	(19.7)	(26.2)	(33.7)	(40.5)	(43.2)	(45.8)	(48.5)	53.8%	9.5%
Net Income	$20.8	$36.8	$45.1	$67.7	$76.0	$81.0	$85.8	$90.8	47.4%	7.6%

Earnings per Share:
Diluted Earnings per Common Share	$1.03	$1.82	$1.93	$2.91	$3.26	$3.47	$3.68	$3.89	36.9%	7.5%

Source: Company filings and management projections.

PROJECT SAIL	D HISTORICAL AND PROJECTED FINANCIAL INFORMATION

Traveler Balance Sheet
($ in millions)

	Historical						CAGR
	12/31/03	12/31/04	12/31/05	12/31/06	12/31/07	03/31/08	‘03 - ‘07
Assets:
Investments	$57.3	$228.4	$357.2	$464.0	$619.1	$540.4	81.3%
Cash & Cash Equivalents	30.3	55.2	38.8	100.6	77.7	93.4	26.5%
Cash & Invested Assets	$87.7	$283.6	$395.9	$564.6	$696.7	$633.8	67.9%
Agents Balances Receivable	22.0	33.5	46.0	65.6	122.8	114.9	53.8%
Receivable for Cancelled Reinsurance	15.7	0.0	0.0	0.0	0.0	0.0	—
Reinsurance Recoverable	84.8	101.2	104.8	118.0	207.8	216.0	25.1%
Prepaid Reinsurance Premiums	55.6	28.4	43.3	94.1	124.8	130.0	22.4%
Deferred Acquisition Costs	0.6	18.7	29.2	35.8	39.3	44.9	187.7%
Fixed Assets	4.0	5.4	7.9	20.6	32.3	34.3	68.2%
Investment in Unconsolidated Affiliate	0.0	0.0	0.0	27.9	32.6	32.6	—
Other Assets	16.2	23.3	30.3	27.5	98.2	159.9	56.9%
Total Assets	$286.6	$494.1	$657.5	$954.1	$1,354.6	$1,366.4	47.4%

Liabilities:
Loss & Loss Adjustment Expenses	$99.5	$128.7	$198.7	$302.5	$501.2	$505.7	49.8%
Unearned Premium	70.2	95.5	157.8	227.0	272.8	275.4	40.4%
Reinsurance Balances Payable	20.8	2.7	19.2	38.6	58.7	74.5	29.7%
Funds Held Under Reinsurance Agrmnts.	24.9	54.2	59.0	51.5	36.8	32.8	10.2%
Accounts Payable & Accrued Expenses	4.9	12.4	13.7	18.3	14.2	14.1	30.3%
Subordinated Debentures	20.6	47.4	47.4	68.0	101.0	101.0	48.8%
Other Liabilities	32.5	23.8	16.8	24.2	60.4	48.7	16.8%
Total Liabilities	$273.5	$364.7	$512.6	$730.2	$1,045.2	$1,052.3	39.8%

Shareholders’ Equity:
Common Stock	$0.0	$0.2	$0.2	$0.2	$0.2	$0.2	50.7%
Series A Perpetual Preferred Stock	0.0	0.0	0.0	39.6	0.0	0.0	—
Additional Paid-in-Capital	2.3	112.4	111.1	113.2	205.4	206.2	207.9%
Accumulated Other Comprehensive Income	1.0	1.1	(3.4)	(0.4)	(8.3)	(17.9)	—
Retained Earnings	10.2	18.2	37.0	71.6	112.5	126.2	82.3%
Unearned Compensation - Restricted Stock	0.0	(1.9)	0.0	0.0	0.0	0.0	—
Treasury Stock	(0.5)	(0.5)	(0.1)	(0.2)	(0.5)	(0.7)	(1.0)%
Total Shareholders’ Equity	$13.1	$129.4	$144.8	$223.9	$309.4	$314.1	120.6%
Total Liabilities and Shareholders’ Equity	$286.6	$494.1	$657.5	$954.1	$1,354.6	$1,366.4	47.4%

Source: Company filings.

PROJECT SAIL	D HISTORICAL AND PROJECTED FINANCIAL INFORMATION

Channel Income Statement – Historical/Projected
($ in millions, except per share amounts)

	Historical			Projected					CAGR
	2005	2006	2007	2008E	2009E	2010E	2011E	2012E	‘06 - ‘07	08 - ‘12
Revenues:
Net Premiums Earned	—	$79.0	$248.4	$482.8	$640.1	$681.1	$734.9	$806.8	214.5%	13.7%
Commission Income	—	2.3	7.5	—	—	—	—	—	219.3%	—
Insurance Services Revenue	—	—	—	5.7	5.5	6.1	6.7	7.3	—	6.6%
Net Investment Income	—	11.2	29.5	38.5	57.1	70.9	84.4	98.0	163.8%	26.3%
Net Realized Gains/(Losses)	—	0.0	(8.2)	—	—	—	—	—	—	—
Total Revenues	—	$92.5	$277.1	$527.0	$702.7	$758.1	$826.0	$912.1	199.5%	14.7%

Expenses:
Loss & Loss Adjustement Expenses	—	$41.0	$131.3	$271.7	$365.8	$397.5	$436.2	$487.3	220.7%	15.7%
Commission & Other Acq. Expenses	—	29.4	91.6	161.3	208.3	218.3	234.2	255.5	211.5%	12.2%
Other Operating Expenses	0.0	12.2	17.9	24.3	26.0	27.1	28.3	29.6	46.9%	5.0%
Interest Expense	—	0.6	9.5	11.1	11.1	11.1	11.1	11.1	—	0.0%
Total Expenses	$0.0	$83.1	$250.2	$468.4	$611.2	$654.0	$709.8	$783.5	201.2%	13.7%

Pre-Tax Income	$(0.0)	$9.5	$26.9	$58.6	$91.4	$104.1	$116.1	$128.6	184.5%	21.7%
Income Tax Expense	—	1.1	5.9	(0.6)	(1.9)	(2.3)	(3.5)	(4.7)	435.9%	67.6%
Net Income	$(0.0)	$10.5	$32.7	$58.0	$89.6	$101.7	$112.6	$123.8	210.5%	20.9%

Earnings per Share:
Diluted Earnings per Common Share	—	$0.47	$0.89	$1.50	$2.32	$2.64	$2.92	$3.21	89.4%	20.9%

Source: Company filings and management projections.

PROJECT SAIL	D HISTORICAL AND PROJECTED FINANCIAL INFORMATION

Channel Balance Sheet
(k$ in millions)

	Historical			Growth
	12/31/06	12/31/07	03/31/08	06 - ‘07
Assets:
Investments	$390.3	$539.9	$602.8	38.3%
Cash & Cash Equivalents	34.8	153.6	193.7	341.7%
Cash & Invested Assets	$425.0	$693.5	$796.6	63.2%
Accrued Investment Income	2.2	4.1	3.8	83.8%
Assumed Premiums Receivable	44.9	125.6	168.6	179.5%
Premiums Receivable - Programs	1.3	9.1	21.2	601.4%
Prepaid Reinsurance Premiums	—	3.5	7.5	—
Goodwill	—	—	—	—
Deferred Acquisition Costs	30.4	73.1	78.4	140.7%
Deferred Income Taxes	1.1	7.1	7.8	547.5%
Deferred Financing Fees	3.1	3.7	3.6	19.1%
Funds Held by Reinsured Companies	0.6	—	—	—
Other Assets	2.8	7.2	10.3	161.7%
Total Assets	$511.3	$926.7	$1,097.8	81.2%

Liabilities:
Loss & Loss Adjustment Expense	$34.2	$121.4	$151.8	255.1%
Unearned Premium	86.2	217.5	239.2	152.4%
Assumed Losses Payable	3.5	8.5	21.3	143.9%
Premiums Payable - Programs	1.1	16.3	37.0	1,416.5%
Accounts Payable & Accrued Expenses	2.9	3.6	3.1	25.2%
Payable for Securities	—	—	86.4	—
Other Liabilities	0.7	3.6	5.1	395.9%
Subordinated Debentures	103.1	134.0	134.0	30.0%
Total Liabilities	$231.6	$504.9	$677.9	118.0%

Shareholders’ Equity:
Common Shares	$0.3	$0.4	$0.4	29.4%
Additional Paid-in-Capital	269.5	385.1	385.5	42.9%
Accumulated Other Comprehensive Income	1.7	(1.1)	(12.1)	(163.4)%
Retained Earnings	8.3	37.4	46.0	351.5%
Total Shareholders’ Equity	$279.7	$421.8	$419.8	50.8%
Total Liabilities and Shareholders’ Equity	$511.3	$926.7	$1,097.8	81.2%

Source: Company filings.